Exhibit 10.44

PERFORMANCE UNIT AGREEMENT
This Performance Unit Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth on the Grant Detail Page by and between Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”) and Jeffrey Rutherford (the “Participant”).
1.    Grant of Performance Units. Pursuant to Article VIII of the 2017 Equity and Performance Incentive Plan, as amended (the “Plan”), the Company hereby grants to the Participant an Award for a target number of Performance Units (“PUs”) set forth on the Grant Detail Page (the “Target Award”). The number of PUs that the Participant actually earns for the Performance Period (up to the target number set forth on the Grant Detail Page) will be determined by the level of achievement of the Management Objectives in accordance with Exhibit I attached hereto. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.
2.    Performance Period. For purposes of this Agreement, the term “Performance Period” shall refer to the periods commencing on and ending on the dates set forth on the Grant Detail Page. The Performance Period will include calendar years 2021 through 2024 and will be divided into four annual performance measuring periods, as indicated on the Grant Detail Page (each, the “Annual Performance Period”). Each Annual Performance Period will include Management Objectives.
3.    Management Objectives.
3.1    Earned PUs. The number of PUs earned by the Participant for the Annual Performance Period will be determined at the end of the Annual Performance Period based on the level of achievement of the Management Objectives in accordance with Exhibit I. All determinations of whether Management Objectives have been achieved, the number of PUs earned by the Participant, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion. If results for Management Objectives are attained at performance levels below target, a proportionate number of PUs shall be earned, as determined by mathematical interpolation, up to target. No additional PUs shall be earned for results in excess of the target level of results for the Management Objectives.
3.2    Certification. Promptly following completion of the Annual Performance Period, the Committee will review and certify in writing (a) whether, and to what extent, the Management Objectives for the Annual Performance Period have been achieved, and (b) the number of PUs that the Participant shall earn, if any, subject to compliance with the requirements of Section 4. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.
4.    Vesting of PUs. The PUs are subject to forfeiture until they vest. Except as otherwise provided in this Agreement, the PUs will vest and become nonforfeitable on the date the Committee certifies the achievement of the Management Objectives in accordance with Section 3.2, subject to (a) the achievement of the Management

Objectives for payout set forth in Exhibit I attached hereto, and (b) the Participant’s continuous service with the Company or a Subsidiary from the Date of Grant through the last day of the Annual Performance Period. The number of PUs that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Management Objectives set forth in Exhibit I and shall be rounded to the nearest whole PU.
5.    Payment of PUs.
5.1    Form of Payment. Payment of vested PUs shall be made in the form of the Company’s Common Shares. Final awards shall be paid in a lump sum, less applicable taxes, as soon as practicable after the determination by the Committee of the level of attainment of each Management Objective following the conclusion of each Annual Performance Period, (but in all events by the last day of the fiscal year following the last fiscal year of each Annual Performance Period); provided, however, that in the event the Award vests pursuant to Section 8, the Award (except as otherwise required under Section 13) shall be payable in a lump sum as provided in Section 8.
5.2    Obligation. Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of earned awards to the Participant.
6.    Termination of Continuous Service.
6.1    Termination for Reasons Other Than for Death or Disability; Engaging in Detrimental Activity. If the Participant’s continuous service with the Company or a Subsidiary is terminated for any reason other than as set forth in Section 6.2 or as contemplated by Section 8, or if the Participant shall engage in any Detrimental Activity (as defined in Section 7.2), the Participant shall forfeit all PUs.
6.2    Termination due to Death or Disability. If the Participant’s continuous service with the Company or a Subsidiary terminates as a result of the Participant’s death or Disability, the extent to which the PUs granted hereby shall be deemed to have been earned shall be determined as if the Participant’s continuous service had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of full months the Participant was employed during each Annual Performance Period and the denominator of which is the total number of months in each Annual Performance Period.
7.    Detrimental Activity.
7.1    Engaging in Detrimental Activity. If the Participant, either during employment by the Company or a Subsidiary or within one (1) year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and the Participant shall not have ceased all Detrimental Activity within thirty (30) days after notice of such finding given within one (1) year after commencement of such Detrimental Activity, the Participant shall:

(a)    Return to the Company all PUs that the Participant has not disposed of that were paid out pursuant to this Agreement within a period of one (1) year prior to the date of the commencement of such Detrimental Activity, and
(b)    With respect to any PUs that the Participant has disposed of that were paid out pursuant to this Agreement within a period of one (1) year prior to the date of the commencement of such Detrimental Activity, pay to the Company in cash the value of such Common Shares on the date such PUs were paid out.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time-to-time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
7.2    Definition of “Detrimental Activity.” For purposes of this Agreement, the term “Detrimental Activity” shall include:
(a)    Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Company or any Subsidiary in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the Participant was employed by the Company if such development is being actively pursued by the Company during the one (1) year period first referred to in Section 7.1) for which the Participant has had any direct responsibility and direct involvement during the last two (2) years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.
(b)    Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.
(c)    The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter; provided, however, that nothing in this Agreement or the Plan limits a Participant’s ability to file a charge or complaint or to communicate, including by providing documents or other information without notice to the Company, with the Securities and Exchange Commission or any other governmental agency or commission (“Government Agency”) or limits a Participant’s right to receive an award for information provided to any Government Agency.

(d)    The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent, a design registration, a utility model or a copyright registration where appropriate, in the United States and in any other countries.
(e)    Activity that results in termination for Cause (as defined in Section 7.3).
7.3    Definition of “Cause.” For the purposes of Section 7 of this Agreement, “Cause” shall mean a termination due to the Participant’s:
(a)    Willful failure to substantially perform his or her duties with the Company (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within fifteen (15) business days of such written notice from the Company;
(b)    Willful gross negligence in the performance of the Participant’s duties;
(c)    Conviction of, or plea of guilty or nolo contendere, to any felony or a lesser crime or offense which, in the reasonable opinion of the Company, could adversely affect the business or reputation of the Company;
(d)    Willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;
(e)    Material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, and performance of unethical activities;
(f)    Willful violation of any of the covenants contained in Article 4 of the Senior Leadership Severance Plan, if applicable to the Participant;
(g)    Act of dishonesty resulting in, or intended to result in, personal gain at the expense of the Company;

(h)    Engaging in any act that is intended to harm, or may be reasonably expected to harm, the reputation, business prospects, or operations of the Company; or
(i)    Engaging in any act that justifies termination of employment with immediate effect under the local laws applicable to the Participant’s employment relationship.
For purposes of this definition, no act or omission by the Participant shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon: (i) authority given pursuant to a resolution duly adopted by the Board; or (ii) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company.
For purposes of this Award, there shall be no termination for Cause pursuant to subsections (a) through (h) above, unless a written notice, containing a detailed description of the grounds constituting Cause hereunder, is delivered to the Participant stating the basis for the termination. Upon receipt of such notice, the Participant shall be given thirty (30) days to fully cure (if such violation, neglect, or conduct is capable of cure) the violation, neglect, or conduct that is the basis of such claim.
8.    Change in Control.
8.1    Acceleration of Vesting. Notwithstanding any provision of this Agreement to the contrary, if, during the three (3) year period following a Change in Control, (a) the Company terminates the Participant’s employment other than for Cause, death or disability or (b) the Participant resigns for Good Reason, as that term is defined in the Agreement between the Company and the Participant dated January 3, 2019, then the Participant shall be deemed to have earned/vested 100% of all the PUs granted hereunder at the target level of achievement and such earned PUs shall be paid in a lump sum within 30 days following the date of the Change in Control or the date of termination of the Company’s employment in the form of Common Shares, cash or a combination of Common Shares and cash, as such form of payment is determined by the Committee in its sole discretion.
8.2    Business Combination. Notwithstanding anything in this Section 8 to the contrary, in connection with a Business Combination (as defined in the Plan) the result of which is that the Company’s Common Shares and voting stock exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the PUs evidenced hereby and the Company’s obligations hereunder, or replace the PUs evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the PUs shall vest and become nonforfeitable, as of the day immediately prior to the date of such Business Combination, and paid in a lump sum on the date of such Business

Combination in the form of Common Shares, cash or a combination of Common Shares and cash as determined by the Committee.
9.    Rights as Shareholder; Dividend Equivalents. Except as otherwise provided herein, the Participant shall not have any rights of a shareholder with respect to the Common Shares underlying the PUs, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.
10.    Adjustments. The PUs may be adjusted or terminated in any manner as contemplated by Article XII of the Plan.
11.    Withholding. The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the PUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(a)    tendering a cash payment;
(b)    subject to Article XIII of the Plan, authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the PUs; or
(c)    delivering to the Company previously owned and unencumbered Common Shares.
12.    Transferability. Neither the PUs granted hereby nor any interest therein shall be transferable prior to payment other than by the laws of descent and distribution.
13.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, or with an exception thereto, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. To the extent necessary to comply with the provisions of Section 409A of the Code, relating to payment of PUs upon the Participant’s “separation from service” (determined in accordance with Section 409A of the Code), if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the Participant’s date of payment of the PUs shall be the date that is six (6) months after the date of the Participant’s “separation from service” with the Company and its Subsidiaries or, if earlier, the date of the Participant’s death.
14.    Compliance with Law. The issuance and transfer of shares of Common Stock in connection with the PUs shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
15.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the PUs may be transferred by will or the laws of descent or distribution.
16.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
17.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the PUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
18.    Continuous Service. For purposes of this Agreement, the continuous service of the Participant with the Company or a Subsidiary shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be an associate of the Company or any Subsidiary, by reason of the transfer of his or her employment among the Company and its Subsidiaries.
19.    Participant’s Acknowledgment. In accepting the grant, the Participant (you) acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement; (b) the grant of the PUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PUs, or benefits in lieu of PUs, even if PUs have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the PUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and the PU grant is an extraordinary item which is outside the scope of your employment contract, if any; (f) in the event that you are an employee of a Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Subsidiary that is your employer; (g) the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; (h) no claim or entitlement to compensation or damages arises from forfeiture or termination of the PUs or diminution in value of the PUs or the Common Shares and you irrevocably release the Company, its affiliates and its Subsidiaries from any such claim that may arise; and (i) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment, your right to receive PUs and vest in PUs under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, your right to vest in the PUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.
20.    Data Privacy. The Participant (you) hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company, its affiliates and its Subsidiaries (“the Company Group”) for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company Group holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all PUs or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Common Shares acquired. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the PUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PUs or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition. This Agreement is subject to the terms and conditions of the Plan.
23.    Governing Law. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the State of Ohio, USA without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Ohio, USA.

The parties have executed this Agreement on the terms and conditions set forth herein as of the Date of Grant.

Jeffrey Rutherford

DIEBOLD NIXDORF, INCORPORATED